Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 12, 2014, in the Registration Statement (Form S-1) and related Prospectus of Civitas Therapeutics, Inc. dated August 26, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 26, 2014